UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               June 17, 2003

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

144-51 NORTHERN BOULEVARD FLUSHING, NEW YORK
(Address of principal executive offices)

11354
(Zip code)

(718) 961-5400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

        Flushing Financial Corporation (Nasdaq: FFIC) announced the appointment of John J. McCabe and John R. Buran to its Board of Directors.

Item 7(c). Exhibits

99.1.     Press release of Flushing Financial Corporation, dated June 17, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2003

FLUSHING FINANCIAL CORPORATION

By:	/s/ Monica C. Passick

Name:	Monica C. Passick
Title:	Senior Vice President, Treasurer and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit		Page
99.1	Press release of Flushing Financial Corporation,
	dated June 17, 2003	5

EXHIBIT 99.1.
Press release of Flushing Financial Corporation, dated June 17, 2003

CONTACT:

Monica C. Passick	Van Negris / Lexi Terrero
Chief Financial Officer	Van Negris & Company, Inc.
Flushing Financial Corporation	(212) 396-0606
(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation Appoints
John J. McCabe and John R. Buran to Board of Directors

FLUSHING, NY - June 17, 2003 - Flushing Financial Corporation (Nasdaq: FFIC) , the parent holding company for Flushing Savings Bank,FSB, today announced the appointment of John J. McCabe and John R. Buran to its Board of Directors. The announcement was made by Michael J, Hegarty, Flushing Financial's President and Chief Executive Officer on behalf of Flushing's Board of Directors.

Mr. Hegarty stated: "We are pleased that John J. McCabe has agreed to join our Board of Directors. John is Shay Assets Management's Chief Investment Strategist and is co-manager of two of the nation's highly rated Equity Mutual Funds. He will contribute greatly to our Board with his knowledge of the workings of the capital markets and his extensive financial experience.

"We are also pleased to welcome John R. Buran to our Board of Directors. As Executive Vice President and Chief Operating Officer at Flushing Financial Corporation, John has played an active role in implementing our long-term strategy to build a stronger, customer-oriented, full-service community bank, which has positioned the Bank to achieve its strongest financial performance since becoming a public company.

"We believe that these highly talented senior executives are superb additions to Flushing's Board of Directors. We look forward to benefiting from their considerable financial and business experience."

John J. McCabe, 59, is Shay Assets Management's Chief Investment Strategist and is co-manager of the M.S.B Fund, Inc. and the Asset Management Fund Large Cap Equity Institutional Fund - two of the nation's highly rated Equity Mutual Funds.

-more-

Flushing Financial Corporation
June 17, 2003
Page Two

He previously served as Managing Director of Sterling Manhattan Corp., an investment banking firm. Prior to that, he worked at Banker's Trust Company for 19 years, where he was a Managing Director of the Investment Management Group, Director of Investment Research, and a member of the Senior Investment Policy Committee.

Mr. McCabe is a Director of the New York Society of Security Analysts (NYSSA) and he is the only Wall Street executive to ever have served twice as its President. He is a past Director of the Financial Analysts Federation and a Founding Governor of the Association for Investment Management and Research (AIMR). He is also an Adjunct Professor of Finance at St. Francis College and is on the Board of the American Geographical Society.

He holds a B.S. from St. Francis College, an M.B.A. from New York University's Stern School of Business and is also a graduate of Cornell University's Graduate School of Business-Executive Development Program.

Mr. McCabe created and was the first Chairman of the NYSSA's Corporate Governance and Shareholder Rights Committee. He also was the first Chairman of AIMR's Advocacy Committee and chaired the task force that created guidelines for "Establishing a Proxy Voting Policy for Professional Investors." He has written, lectured and been widely quoted on corporate governance, shareholder rights issues, and various public policy issues and their potential impact on the capital markets.

John R. Buran, 53, is Executive Vice President and Chief Operating Officer of Flushing Financial Corporation and is a seasoned executive with over 20 years of diverse banking experience. Prior to joining Flushing, he was Executive Vice President of the New York Metro Division of Fleet Bank, N.A. From 1994-1996, Mr. Buran was Senior Vice President, Division Head, Retail Services of NatWest's Consumer Banking Group. Prior to 1994, he held several senior management positions at Citibank/Citicorp, most recently as Vice President, New York Investment Sales.

Mr. Buran holds an M.B.A. in Marketing and a B.S. in Management, both from New York University, and is a graduate of the University of Buffalo's course in Advanced Commercial Lending. He serves as a Trustee at St. Joseph's College and is a member of the Board of Directors of the Neighborhood Housing Services of New York City.

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation ("FDIC"). The Bank conducts its business through ten banking offices located in Queens, Brooklyn, Manhattan, Bronx, and Nassau County.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingsavings.com.

###